(a)(i) Deposit
Agreement dated as
of November 7, 1986

EXECUTION COPY

_______________________________________________________________

SANDVIK AB

and

CITIBANK, N.A., As Depositary

and

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

______________________

Deposit Agreement

______________________

Dated as of November 7, 1986

___________________________________________________________

ii

		Page

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.01.	Amendment	23
Section 6.02.	Termination	23

ARTICLE VII

MISCELLANEOUS

Section 7.01.	Counterparts	24
Section 7.02.	No Third Party Beneficiaries	24
Section 7.03.	Severability	24
Section 7.04.	Holders Parties, Binding Effect	25
Section 7.05.	Notices	25
Section 7.06.	Governing Law	25

TESTIMONIUM		26
SIGNATURES		26

Page

EXHIBIT A

FORM OF FACE OF RECEIPT
Introductory Paragraph	1
(1) The Deposit Agreement	2
(2) Surrender of Receipts and Withdrawal of Deposited Securities	2
(3) Transfers, Split-ups and Combinations	2
(4) Liability of Holder for Taxes	4
(5) Warranties by Depositor	4
(6) Charges of Depositary	4
(7) Title to Receipt	4
(8) Validity of Receipt	5
(9) Available Information	5
Signature of Depositary	5
Address of Principal Office of the Depositary	5

FORM OF REVERSE OF RECEIPT - Summary of Certain Additional Provisions of the Deposit Agreement
(1) Dividends and Distributions; Rights	6
(2) Record Dates	7
(3) Voting of Deposited Securities	8
(4) Changes Affecting Deposited Securities	8
(5) Reports; Inspection of Transfer Books	9
(6) Taxation	9
(7) Liability of the Company and Depositary	10
(8) Resignation and Removal of Depositary; Substitution of the Custodian	11
(9) Amendment of Deposit Agreement and Receipts	11
(10) Termination of Deposit Agreement	11

EXHIBIT B

CHARGES OF THE DEPOSITARY

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of November 7, 1986 among SANDVIK AB, a corporation organized and existing under the laws of the Kingdom of Sweden (herein called the Company), CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America (herein called the Depositary), and all holders from time to time of American Depositary Receipts issued hereunder ("Holders of Receipts" or "Holders").

WITNESSETH:

WHEREAS, the parties hereto desire through the Depositary to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Non-Restricted B Shares Shares of the Company from time to time with the Depositary or with the principal Stockholm office of the Custodian, which at the date hereof are Skandinaviska Enskilda Banken and Svenska Handelsbanken, Stockholm (the "Custodian"), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing such Non-Restricted B Shares, Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the Company desires that the Depositary make available to the Holders of American Depositary Receipts the benefits of this Deposit Agreement as hereinafter provided, including but not limited to transmission to such Holders of notices of shareholders' meetings and reports and information relating to the Company; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the following respective terms used in this Deposit Agreement:

SECTION 1.01. The term "Company" shall mean SANDVIK AB, a corporation organized and existing under the laws of the Kingdom of Sweden, and its successors.

SECTION 1.02. The term "Depositary" shall mean Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, and any successor as depositary hereunder. The term "Principal Office", when used with respect to the Depositary, shall be the Corporate Trust Office of the Depositary, which at the date of this Deposit Agreement is located at 111 Wall Street, 5th Floor, New York, New York 10043.

SECTION 1.03. The term "Custodian" shall mean the principal Stockholm offices of Skandinaviska Enskilda Banken and Svenska Handelsbanken, Stockholm, as agent of the Depositary for purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary, with notice to the Company, pursuant to the terms of Section 5.05, as substitute custodian hereunder, as the context shall require, and the term "Custodians" shall mean all such persons, collectively.

SECTION 1.04. The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.05. The term "Shares" shall mean Non-Restricted B Shares Shares of the Company, SEK 25 nominal value each; provided, however, that if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Non-Restricted B Shares Shares of the Company, the term "Shares" shall thereafter represent the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.06. The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or a Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.07. The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares. A Receipt may evidence any number of American Depositary Shares.

SECTION 1.08. The term "American Depositary Shares" shall mean the rights evidenced by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall represent one Share; provided, however, that if there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, the term "American Depositary Shares" shall thereafter represent the number of Shares or Deposited Securities specified in such Sections.

SECTION 1.09. The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.10. The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided and shall include any co-registrar appointed by the Depositary upon the request or with the approval of the Company. The Depositary may act as Registrar hereunder.

SECTION 1.11. The term "dollars" shall mean United States dollars. The term "krona," "SEK" or "kronor" shall mean Swedish kronor.

SECTION 1.12. The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.13. The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.14. The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.15. The term "Sweden" shall mean the Kingdom of Sweden.

SECTION 1.16. The term "VPC" shall mean Vardepapperscentralen VPC Aktiebolag, a company organized under the Swedish Companies Act of 1975, which carries out the duties of registrar for nearly all Swedish companies listed on the Stockholm Stock Exchange, including the Company.

SECTION 1.17. The term "Nominee" when used with respect to the Depositary shall mean such nominee or nominees of the Depositary as it shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under this Deposit Agreement. The Nominee shall perform in whatever capacity and to whatever extent under this Deposit Agreement as the Depositary designates in its appointment of the Nominee. Such appointment may be evidenced by written agreement, letter, telegram, telex or other facsimile transmission or orally with subsequent confirming agreement, letter, telegram, telex or other facsimile transmission.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01. Form and Transferability of Receipts. Definitive Receipts shall be engraved, printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Such Receipts shall be issued, dated and executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar and dated by such officer. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of a duly authorized officer of the Depositary who was at any time a proper officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to signature of the Registrar and delivery of such Receipts or did not hold such office at the date of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this, Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which

Receipts may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when such Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

The rights of any Holder with respect to Deposited Securities shall be as set forth in this Deposit Agreement and a Receipt shall not confer on a Holder any rights against the Company or the Depositary or a Custodian except as specifically provided herein.

SECTION 2.02. Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by any person by delivery thereof to the Custodian, properly endorsed or accompanied by any appropriate instrument or instruments of transfer, in form satisfactory to such Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposit.

No Share shall be accepted for deposit hereunder unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental authority or body in Sweden, if any, which is then performing the function of the regulation of currency exchange.

If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of the Shares, which may but need not be the VPC) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to a Custodian of any dividend, or right to subscribe for additional Shares or any other securities or to receive other property, which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Shares to a Custodian for deposit hereunder.

Upon each delivery to a Custodian of Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, request the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the VPC), to transfer and record the Shares being deposited in the name of the Depositary or its Nominee.

Deposited Securities shall be held by the Depositary, or by a Custodian for the account and to the order of the Depositary, or at such other place or places as the Depositary shall determine.

The Nominee may be a Custodian or another Swedish entity entitled to act as nominee under relevant Swedish laws and regulations. Certificates for Shares may be kept in a joint deposit account by the Nominee, and all Shares deposited with the Nominee may be represented by one single certificate.

SECTION 2.03. Execution and Delivery of Receipts. Upon receipt and acceptance by a Custodian of any deposit pursuant to Section 2.02 (and in addition, if the transfer books of the Company (or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be the VPC) are open, a proper acknowledgment or other evidence from the Company (or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be the VPC) satisfactory to the Depositary that any Deposited Securities have been recorded upon the Company's books (or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be the VPC) in the name of the Depositary or its Nominee), together with the other documents specified above, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of

American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from a Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons and evidencing in the aggregate the number of American Depositary Shares to which such person is entitled, but only upon payment to the Depositary of the fee of the Depositary for the issuance, execution and delivery of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit.

SECTION 2.04. Transfer of Receipts; Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register from time to time transfers of Receipts on its transfer books upon any surrender of a Receipt by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York, the United States of America or Sweden. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

SECTION 2.05. Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts, and subject to the terms and conditions of this Deposit Agreement, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt.

Delivery of such Deposited Securities may be made by the delivery of a certificate or certificates therefor, or any other appropriate evidence of title thereto, properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered pursuant hereto shall be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of the person or persons designated in such order. Thereupon the Depositary shall direct a Custodian to deliver at the Stockholm office of such Custodian, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by such Receipt, except that the Depositary may make to such person or persons at the Principal Office of the Depositary delivery of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder surrendering a Receipt, and for the account of such Holder, the Depositary shall direct a Custodian to forward a certificate or certificates or other appropriate evidence of title and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

SECTION 2.06. Limitations on Execution and Delivery, Transfer and Surrender of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or a Custodian may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental cha rge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed, in good faith, necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of this Deposit Agreement. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

SECTION 2.07. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Holder thereof (a) filing with the Depositary (1) a request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (2) a sufficient indemnity bond, and (b) satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the VPC) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed, or such certificates are executed or such representations and warranties are made.

SECTION 3.02. Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by the Depositary with respect to any Deposited Securities evidenced by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities evidenced thereby until such payment is made, and may in the event of non-payment or any deficiency in payments withhold any dividends or other distributions, or may sell or the account of the Holder thereof any part or all of the Deposited Securities evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

SECTION 3.03. Warranties on Deposit of Shares. Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.01. Cash Distributions. Whenever a Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, such Custodian shall, subject to the provisions of Section 4.06, convert such dividend or distribution into dollars and shall remit the amount thus received to the Depositary which shall distribute such amount to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or its agent, the Depositary or a Custodian shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holders of Receipts for American Depositary Shares representing such

Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to the Holders of Receipts then outstanding. Concurrently with making any cash distributions in respect of any Deposited Securities held by the Depositary, a Custodian, the Company or its agent will remit to the appropriate governmental authority or agency in Sweden all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Depositary, a Custodian or the Company or its agent, as appropriate, may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

SECTION 4.02. Distributions Other Than Cash or Shares. Whenever a Custodian shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by such Custodian to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (including, without limiting the generality of the foregoing, a determination by the Depositary that such distribution in the United States would not be lawful or any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale, at such place or places and upon such terms as it may deem proper) of the securities or property thus received, or any part thereof, and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

SECTION 4.03. Distributions in Shares. Subject to the last sentence of this Section 4.03, if any distribution upon any

Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Notwithstanding the foregoing, in the event that the Depositary determines that a distribution in Shares may not legally be made to some or all Holders, whether directly or as provided in the preceding sentence, the Depositary may sell such Shares and remit the proceeds thereof to the Holders entitled thereto as in the case of a distribution in cash.

SECTION 4.04. Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(1) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of any such sale for the accounts of the Holders of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions with regard to a particular Holder, or the date of delivery of any Receipt or Receipts, or otherwise.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of Receipts unless and until such a registration statement is in effect.

SECTION 4.05. Conversion of Foreign Currency. Whenever the Depositary shall receive any currency other than dollars, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if-at the time of the receipt thereof such currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such currency into dollars, and such dollars shall be distributed to the Holders of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution to the Holders may be made upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions with regard to a particular Holder or otherwise.

If such conversion or distribution to the Holders can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that, in its judgment, any currency other than dollars received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or, in the opinion of the Depositary, is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute such currency (or an appropriate document evidencing the right to receive such currency) received by the Depositary to, or, in its discretion, may hold such currency for the respective accounts of, the Holders of Receipts entitled to receive the same.

If any such conversion of currency, in whole or in part, cannot be effected for distribution in dollars to some Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders of Receipts for whom such conversion and distribution is practicable and may distribute the balance of such currency received by the Depositary to, or hold such balance for the account of, the Holders of Receipts for whom such conversion and distribution is not practicable.

SECTION 4.06. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date as close as practicable to the date corresponding to the record date fixed by the Company in respect of the Shares for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend, distribution or rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.07. Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable, fix a record date as provided in Section 4.06 for determining the Holders of Receipts entitled to give instructions for the exercise of voting rights and mail to the Holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting and (b) a statement (in a form provided by the

Company) that a Holder of Receipts at the close of business on the specified record date will be entitled, subject to any applicable provisions of Swedish law and of the Articles of Association of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented thereby. A precondition for exercising any such voting rights is that such Holder is registered in the register of stockholders of the Company not less than ten business days prior to the date of the meeting and gives notice of his intention to attend the meeting, in person or by proxy, not later than a date (being not earlier than five days before the meeting) specified in the notice convening the meeting. Pursuant to these requirements, Holders of Receipts will be entitled to deposit their Receipts in a blocked account with the Depositary and to instruct the Depositary to request a Custodian to cause the equivalent underlying Shares to be registered in the Holder's name and to give notice to the Company of the Holder's intention to attend the meeting and to vote the Shares at such a meeting in person or by proxy. Such notice shall also contain a statement that a Holder of Receipts who deposits his Receipts in a blocked account with the Depositary and who instructs a Custodian to register in the Holder's name the equivalent underlying Shares for the purpose of voting such Shares at any meeting of holders of Shares may instruct the Depositary, immediately following any such meeting, to request such Custodian to reregister the Shares in the name in which such Shares were previously registered and to release to the Holder from the blocked account the Receipts representing such Shares.

SECTION 4.08. Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of, or in respect of, Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof, at the Company's expense, in writing to all Holders of Receipts.

SECTION 4.09. Available Information. The Company furnishes the Commission with certain public reports and documents required by the laws of Sweden or otherwise, in accordance with Rule 12g3-2(b) of the Securities Exchange Act of 1934. Without limiting the Company's ability to terminate the Deposit Agreement in accordance with its terms should the Company become subject to additional informational requirements, it will in accordance therewith file reports and other information with the Commission.

SECTION 4.10. Reports. The Depositary shall make available for inspection by the Holders of Receipts at its Principal Office any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders of Receipts copies of such reports when furnished by the Company pursuant to Section 5.06.

Upon the written request of the Company, the Depositary agrees to furnish promptly, without however, thereby relieving the Company of its obligation to do so under the Securities Exchange Act of 1934 and without incurring any liability for failure to do so, to the Commission copies of any specified annual or other periodic reports and other notices of communications which the Depositary receives as holder of the Deposited Securities from the Company. The Depositary shall also furnish to the Commission semi-annually, beginning on or before six months after the effective date of the registration statement filed with the Commission under the Securities Act of 1933 relating to the Receipts, the following information in tabular form:

(1) the number of American Depositary Shares evidenced by Receipts issued during the period covered by the report;

(2) the number of American Depositary Shares evidenced by Receipts retired during the period covered by the report;

(3) the total amount of American Depositary Shares evidenced by Receipts remaining outstanding at the end of the six-month period; and

(4) the total number of the Holders of Receipts at the end of the six-month period.

The Depositary shall also furnish the Commission with the name of each dealer known to the Depositary depositing Shares against issuance of Receipts during the period covered by the report. The Company shall furnish the Depositary with the names of each such dealer known to the Company, and the Depositary shall include in its report the names of such dealer or dealers which are supplied by the Company. As used herein, the term "dealer" shall have the meaning set forth in Section 3(a)(5) of the Securities Exchange Act of 1934.

SECTION 4.11. Lists of Receipt Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.12. Taxation. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, at such place or places and upon such terms as it may deem proper, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of, such taxes to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares respectively held by them.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, and surrender, of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books in such New York City facilities for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with the Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, at the request of or with the approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges or system or systems. Such Registrar or co-registrars may be removed and a substitute appointed by the Depositary upon the request or with the prior approval of the Company.

SECTION 5.02. Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company shall incur any liability to any Holder of any Receipt if, by reason of any provision of any present or future law of the United States or Sweden or any other country, or of any governmental agency or authority or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.03. Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts, other than that it agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to the Holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities) other than that it agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of a Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or failure to act is in good faith.

The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and such successor’s acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and such successor’s acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts and such other books and records maintained by such predecessor with respect to its function as Depositary hereunder. Any such successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or, any further act.

SECTION 5.05. The Custodian. A Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian, which shall thereafter be the Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute custodian, which shall thereafter be the Custodian hereunder, and upon demand of the Depositary the predecessor custodian shall deliver the Deposited Securities held by it to such substitute custodian and such other books and records maintained by such predecessor with respect to its function as the Custodian hereunder. Each such substitute custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Immediately upon any such change, the Depositary shall give notice thereof in writing to the Company and all Holders of Receipts.

Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06. Notices and Reports. Upon the giving of notice by the Company, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to a Custodian a copy of the notice thereof in the form given to holders of such Shares or other Deposited Securities.

The Depositary will, at the Company's expense, arrange for the prompt transmittal by any Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares, and arrange for the mailing, at the Company's expense, of copies thereof to all Holders of Receipts.

SECTION 5.07. Issuance of Additional Shares, etc. The Company agrees that in the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Shares or other Deposited Securities evidenced by Receipts, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect prior to making such dividend or distribution available to the Holders entitled thereto. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover the issuance of such securities.

The Company agrees that it will obtain legal advice as to whether future issuances for cash of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for securities convertible into or exchangeable for Shares (in each event other than as a dividend or distribution as set forth above), are such as to make it necessary for a registration statement under the Securities Act of 1933 covering such securities to be in effect.

If being advised by counsel, the Company determines that an issuance of such securities is required to be registered under the Securities Act of 1933, the Company will register such issuance to the extent necessary, alter the terms of the issuance to avoid the registration requirements of the Securities Act of 1933 or direct the Depositary to take specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of such act.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, unless a registration statement is in effect as to such Shares under the Securities Act of 1933 or unless the offering and sale of such Shares is exempt from registration under the provisions of such Act.

SECTION 5.08. Indemnification. The Company agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them or (ii) by the Company or any of its agents.

The Depositary agrees to indemnify the Company and hold it harmless from any liability which may arise out of acts performed or omitted by the Depositary or any Custodian due to its negligence or bad faith.

SECTION 5.09. Charges of Depositary. The Company agrees to pay all charges and expenses of the Depositary as shown in Exhibit B hereto, and those of the Registrar, in each case other than (1) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03 and the surrender of Receipts pursuant to Section 2.05, (2) taxes and other governmental charges, (3) such fees as may from time to time be in effect for the registration, exchange or transfer of Shares generally on the share register of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the VPC) in connection with the making of deposits and withdrawals hereunder and accordingly applicable to transfers of Shares to the name of the Depositary or its Nominee on the making of deposits hereunder, (4) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit

Agreement to be at the expense of persons depositing Shares or Holders of Receipts and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.04. Any other charges and expenses of the Depositary hereunder will be paid by the Company after consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of any Custodian hereunder are for the sole account of the Depositary.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance, execution and delivery or cancellation of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after the Depositary shall have given a notice of amendment of this Deposit Agreement to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment of this Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

SECTION 6.02. Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 within such 90 days.

If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell at public or private sale, at such place or places and upon such terms as it may deem proper, the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and except for its obligations to the Company under Section 5.08 Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligation to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and any Custodian hereunder and shall be open to inspection by any Holder of a Receipt during business hours.

SECTION 7.02. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

SECTION 7.04. Holders Parties; Binding Effect. The Holders of Receipts from time to time and at any time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to SANDVIK AB, S-811 81, Sandviken, Sweden, Attention: Mr. Olle Cederlund, Director of Group Financing, or at such other place which the Company may designate by giving notice thereof in writing to the Depositary and the Custodian.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Citibank, N.A., 111 Wall Street, 5th Floor, New York, New York 10043, Attention: ADR Department, or any other place to which the Depositary may have transferred its Principal Office and given notice thereof.

Any and all notices to be given to any Holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06. Governing Law. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and

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thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law of such state).

IN WITNESS WHEREOF, SANDVIK AB and CITIBANK, N.A. have duly executed this Agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

SANDVIK AB

By

Name:
Title:

CITIBANK, N.A.

By	/s/ Wim Budding

Vice President

thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law of such state).

IN WITNESS WHEREOF, SANDVIK AB and CITIBANK, N.A. have duly executed this Agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

SANDVIK AB

By	/s/ Per-Olof Eriksson		/s/ Olle Cederlund

	Name:	Per-Olof Eriksson	Olle Cederlund
	Title:	President and Chief Executive Officer	Senior Vice President Finance & Group Treasurer

CITIBANK, N.A.

By

EXHIBIT A

Number

AMERICAN DEPOSITARY SHARES (EACH REPRESENTING RIGHTS ATTRIBUTABLE TO ONE NON-RESTRICTED B SHARE)

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED NON-RESTRICTED B SHARES

of

SANDVIK AB

(Organized under the laws of the Kingdom of Sweden)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (herein called the "Depositary"), hereby certifies that                               is the owner of                                American Depositary Shares, representing deposited Non-Restricted B Shares or evidence of rights to receive such Shares, SEK 25 nominal value per share (herein called the "Shares"), of SANDVIK AB, a corporation organized under the laws of the Kingdom of Sweden (herein called the "Company"). At the date of the Deposit Agreement (as hereinafter defined), each American Depositary Share represents rights attributable to one Share deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement are Skandinaviska Enskilda Banken and Svenska Handelsbanken, Stockholm.

2

(1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of November 7, 1986 (herein called the Deposit Agreement), by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodians. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified in their entirety by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

(2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender of this Receipt at the Principal Office of the Depositary, and upon payment of the fee of the Depositary provided in Paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of a certificate or certificates therefor, or of other appropriate evidence of title thereto, properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him. Such delivery will be made without unreasonable delay and, at the option of such Holder, either at the office of a Custodian or at the Principal Office of the Depositary, provided that the forwarding of Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary in the Borough of Manhattan, The City of New York, shall be at the risk and expense of the Holder hereof.

(3) Transfers, Split-ups and Combinations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon

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surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or a Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto and payment of any applicable fees as provided in Paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper. The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers or surrenders of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for transfer and registration of the Shares, which may but need not be Vardepapperscentralen VPC Aktiebolag (the "VPC")) are closed, if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which, if sold by the Holder thereof in the United States or its territories, would be subject to the registration requirements of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or unless the offering and sale of such Shares is exempt from registration under the provisions of such Act.

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(4) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may, in the event of non-payment or any deficiency in payments, withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

(5) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

(6) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered. The Company will pay the other charges of the Depositary and those of any Registrar under the Deposit Agreement, with the exception of (i) taxes and other governmental charges, (ii) share transfer, exchange or registration fees on deposits and withdrawals of Shares, (iii) such cable, telex and facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, and (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into dollars.

(7) Title to Receipt. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable

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instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

(8) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

(9) Available Information. The Company furnishes the Commission with certain public reports and documents required by the laws of Sweden or otherwise, in accordance with Rule 12g3-2(b) of the Securities Exchange Act of 1934. Should the Company become subject to additional informational requirements, it will in accordance therewith file reports and other information with the Commission.

Dated:

CITIBANK, N.A., as Depositary

By

(Authorized Officer)

The address of the Principal Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.

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[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS OF THE DEPOSIT AGREEMENT

(1) Dividends and Distributions; Rights. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a currency other than United States dollars can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed shall be reduced by any amounts required to be withheld by the Company, its agent or the Depositary on account of taxes. If in the judgment of the Depositary amounts received in currency other than United States dollars may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of such currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale, at such place or places and upon such terms as it may deem proper) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so

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request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as provided in the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to whether such rights are to be made available to the Holders of Receipts; provided, however, that the Depositary shall, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of any such sale for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

(2) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date as close as practicable to the date corresponding to the record date fixed by the Company in respect of the Shares for the determination of the Holders of Receipts who shall be entitled to receive such

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dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

(3) Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable, fix a record date for determining the Holders of Receipts entitled to give instructions for the exercise of voting rights, as provided in Section 4.07 of the Deposit Agreement, and mail to the Holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting and (b) a statement that a Holder of Receipts at the close of business on a specified record date will only be entitled to exercise the voting rights, if any, pertaining to the Shares represented thereby. A precondition for exercising any such voting rights is that such Holder is registered in the register of stockholders of the Company not less than ten business days prior to the date of the meeting and gives notice of his intention to attend the meeting, in person or by proxy, not later than a date (being not earlier than five days before the meeting) specified in the notice convening the meeting. Pursuant to these requirements, Holders of Receipts will be entitled to deposit their Receipts in a blocked account with the Depositary and to instruct the Depositary to request a Custodian to cause the equivalent underlying Shares to be registered in the Holder's name and to give notice to the Company of the Holder's intention to attend the meeting and to vote the Shares at such a meeting in person or by proxy. Such notice shall also contain a statement that a Holder of Receipts who deposits his Receipts in a blocked account with the Depositary and who instructs a Custodian to register in the Holder's name the equivalent underlying Shares for the purpose of voting such Shares at any meeting of holders of Shares may instruct the Depositary, immediately following any such meeting, to request such Custodian to reregister the Shares in the name in which such Shares were previously registered and to release to the Holder from the blocked account the Receipts representing such Shares.

(4) Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or

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sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts. Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders of Receipts.

(5) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of Receipts at its Principal Office any reports and communications received from the Company which are received by the Depositary as the owner of the Deposited Securities. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Company and Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(6) Taxation. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, at such place or places and upon such terms as it may deem proper, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of Receipts entitled thereto.

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(7) Liability of the Company and Depositary. Neither the Company nor the Depositary shall incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of Receipts, except that they agree to use their best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Company nor the Depositary shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of a Custodian being solely to the Depositary. Neither the Company nor the Depositary shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from, any liability which may arise out of acts performed in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

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(8) Resignation and Removal of Depositary; Substitution of the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and such successor's acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and such successor's acceptance of such appointment as provided in the Deposit Agreement. The term "Depositary" shall also refer to any successor depositary appointed pursuant to this Paragraph (8). The Depositary may at any time appoint a substitute custodian and the term "Custodian" shall also refer to such substitute.

(9) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery or the cancellation of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

(10) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement at any time 90 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment within such 60 days. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the

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Holders thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. Thereafter the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash, and except for its obligations to indemnify the Company as provided in the Deposit Agreement and as provided above.

EXHIBIT B

CHARGES OF THE DEPOSITARY

	Service	Rate	By Whom Paid

(1)	Receipts of deposits and issuance of Receipts	$5 per 100 American Depositary Shares or fraction thereof	Party to whom Receipts are issued

(2)	Delivery of deposits and surrender of eceipts	$5 per 100 American Depositary Shares or fraction thereof	Party surrendering Receipts

The Company will reimburse the Depositary for out-of-pocket expenses such as postage, stationery and engraving of Receipts. Other fees and charges of the Depositary are to be paid by the Company in accordance with agreements in writing to be entered into between the Depositary and the Company from time to time.